UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

ATRISCO OIL & GAS LLC

(Exact name of registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-52246	56-2613010
(Commission File Number)	(IRS Employer Identification No.)

401 Coors Blvd, NW Albuquerque, New Mexico	87121
(Address of principal executive offices)	(Zip Code)

(505) 831-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On December 7, 2006, pursuant to the Limited Liability Company Agreement of Atrisco Oil & Gas LLC (“Atrisco”), dated as of December 7, 2006, William F. Steadman began his term as the initial Class B director of Atrisco. Mr. Steadman, together with Randolph M. Sanchez, Ray Mares, Jr., Troy K. Benavidez and Charles K. Peňa, the initial Class A directors, will serve as directors of Atrisco for an initial term ending on the December 7, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATRISCO OIL & GAS LLC

By:	/s/ Ray Mares, Jr.
Name: Ray Mares, Jr. Director

Date: December 11, 2006